UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

MICROSEMI CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-8866	95-2110371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Enterprise, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code
(949) 380-6100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on February 12, 2013. On Proposal 1 - Election of Directors, the Company’s stockholders elected the following eight directors to serve until the next annual meeting and until their successors are duly elected and qualified. The votes received were as follows:

	For	Withheld	Broker Non-Votes
James J. Peterson	83,885,056	761,242	2,523,709
Dennis R. Leibel	83,127,913	1,518,385	2,523,709
Thomas R. Anderson	83,130,601	1,515,697	2,523,709
William E. Bendush	73,619,264	11,027,034	2,523,709
Paul F. Folino	73,847,212	10,799,086	2,523,709
William L. Healey	83,286,212	1,360,086	2,523,709
Matthew E. Massengill	73,926,576	10,719,722	2,523,709
James V. Mazzo	83,615,374	1,030,924	2,523,709
On Proposal 2 - Advisory Vote on Executive Compensation, the Company’s stockholders approved the compensation paid to the Company’s Named Executive Officers (as defined in the proxy statement), as disclosed in the proxy statement. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
73,281,454	11,324,696	40,148	2,523,709
On Proposal 3 - Ratification of Independent Registered Public Accounting Firm, the Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013. The votes received were as follows:

For	Against	Abstain	Broker Non-Votes
84,980,680	2,183,181	6,146	Not Applicable

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROSEMI CORPORATION (Registrant)

Date: February 14, 2013	By:	/s/ John W. Hohener
John W. Hohener Executive Vice President, Chief Financial Officer, Treasurer and Secretary